Exhibit 10.1

AMENDMENT 3 TO THE AMENDED AND RESTATED MASTER AGREEMENT

This Amendment 3, effective as of the 1st day of January, 2009 (“Effective Date”), amends the Amended and Restated Master Agreement (the “Agreement”) dated January 1, 2006, as amended August 15, 2008 and March 20, 2008, by and between TRX Technology Services, L.P. (“TRX”) and BCD Travel USA LLC (formerly known as WorldTravel Partners I, LLC) (“BCD” or “Client”) as follows:

WHEREAS, BCD is transitioning off of the CORREX Services provided under the Agreement;

WHEREAS, BCD wishes for TRX to continue to provide the CORREX Services under the terms of the Agreement, as amended below, through August 31, 2009;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto agree to amend the Agreement as follows:

1.	The Agreement is hereby extended from January 1, 2009 through August 31, 2009 for the CORREX Services only. All other term and renewal language in the Agreement is of no further force and effect.

2.	Notwithstanding anything to the contrary in the Agreement, as of the Effective Date of this Amendment, all pricing for the CORREX Services under the Agreement is of no further force and effect and is replaced with the following pricing, which shall be effective for the period January 1, 2009 through August 31, 2009:

CORREX Monthly Payment Schedule

*

3.	All development requested by BCD shall be billed by TRX and paid by BCD at a rate of *. The provisions of Section 18, Dispute Resolution, are deleted in their entirety and replaced with the following:

“Section 18, Dispute Resolution – The parties shall make all reasonable efforts to resolve disputes without resorting to litigation. If a dispute arises, the parties shall attempt to reach an amicable resolution. If the parties are unable to reach an amicable resolution and one of the Management Representatives concludes in good faith that an amicable resolution of the dispute through continued negotiation is unlikely, then prior to either party pursuing any available legal

*	Confidential Treatment Requested

remedies, the dispute shall be submitted in writing by such party to *, or another mutually agreed to mediator if * is unavailable, (hereafter “the Mediator”) with a copy of such submission to the other party. The other party shall have five (5) business days to respond in writing to such submission, unless a different time period is agreed to in writing by the parties. At the end of such response period, the Mediator shall determine jointly with the parties whether a formal mediation is required and whether any decision by the Mediator under this Section 18 shall be binding. If no formal mediation is required, then the Mediator shall issue his decision in writing. If a formal mediation is required, then the parties will enter into a mediation agreement with the Mediator indicating the scope of the mediation and the decisions to be made in the mediation. All costs and expenses of the Mediator in the fulfillment of the provisions of this Section 18 shall be equally split between the parties, unless otherwise agreed in any mediation agreement entered into by the parties with respect to a specific dispute. In the event that the parties have agreed that the mediation is non-binding, then on issuance of the Mediator’s final written decision, either party shall be free to pursue all other available legal remedies. The parties agree that even if they determine that the Mediator’s final written decision will not be binding, they agree that if * is the Mediator and the dispute involves matters that * decided upon in *, that * final arbitration or court decision.”

Except as specifically amended herein, the Agreement shall remain in full force and effect with regard to the CORREX Services only.

IN WITNESS WHEREOF, TRX and Client have caused this Services Agreement to be executed as of the Effective Date by their duly authorized representatives, and each represents and warrants that it is legally free to enter this Agreement.

TRX TECHNOLOGY SERVICES, L.P.	BCD TRAVEL USA LLC.

/s/ David Cathcart	/s/ Danny B. Hood
Signature	Signature

David Cathcart	Danny B. Hood
Name	Name

Chief Financial Officer	President
Title	Title

05/20/09	05/20/09
Date	Date

*	Confidential Treatment Requested